Exhibit 10.10

ADVISORY SERVICES AGREEMENT

This Advisory Services Agreement (this “Agreement”) is entered into as of 15 April, 2026 by and between RainRock Acquisition Corp. (the “Company”), RainRock Acquisition Management LLC (the “Sponsor”) and Black Spade Advisory Inc. (the “Advisor”).

RECITALS

WHEREAS, the Sponsor was formed for the purposes of acting as the sponsor of the Company, a special purpose acquisition company incorporated as an exempted company with limited liability in the Cayman Islands.

WHEREAS, the Company entered into that certain Securities Subscription Agreement, dated as of December 12, 2025, pursuant to which the Company issued 5,750,000 Class B ordinary shares, par value US$0.0001 each (the “Shares”), to the Sponsor at an aggregate purchase price of US$25,000.00. Up to 750,000 Shares are subject to forfeiture to the extent the underwriters in connection with the Company’s initial public offering exercise their over-allotment option (the “Over-Allotment Option”).

WHEREAS, the Company desires to retain the Advisor to provide certain strategic advisory services in connection with the Company’s business, and the Advisor agrees to provide such advisory services on the terms and conditions hereinafter set forth;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and as consideration for the strategic advisory services provided to the Company by the Advisor, the Sponsor desires to sell, assign and transfer 287,500 Shares of the Company, which equal an aggregate of 5.0% of the outstanding Shares (the “Percentage Ownership”), to the Advisor, and the Advisor desires to purchase the Shares from the Sponsor.

NOW, THEREFORE, the parties hereto, for good and valuable consideration which each party acknowledges the receipt of, hereby agree as follows:

1.	Strategic Advisory Services.

During the term of this Agreement, the Advisor shall be a member of and serve on the Company’s Advisory Board. The Company may, from time to time, reasonably request the Advisor to provide reasonable input to the Company with respect to various aspects of the Company’s business. The Advisor agrees to provide such strategic advisory services to the Company, provided that it does not conflict with any of the Advisor’s other business commitments.

2.	Term and Termination.

This Agreement shall become effective on the date first written above and shall continue in full force and effect until the earliest of (i) the date on which the Company completes its initial business combination, (ii) the date of termination agreed by all parties hereto or (iii) the date falling 24 months after the Company’s completion of its initial public offering.

3.	Compensation; Stock Grant.

The Sponsor hereby sells, assigns and transfers to the Advisor, and the Advisor hereby purchases, 287,500 Shares for an aggregate purchase price of US$1,150, or $0.004 per Share. The Advisor agrees and acknowledges that a portion of the Shares held by the Advisor may be reduced, surrendered, cancelled, forfeited, or otherwise diminished (pro rata with all other holders of such Shares) as a result of (i) any exercise or non-exercise (in whole or in part) of the Over-Allotment Option, or (ii) any related adjustment, forfeiture obligation, or other mechanism under the Sponsor’s governing documents; provided, however, that in no event shall the Percentage Ownership be less than 5.0%. The transfer of Shares under this Section 3 shall be completed within seven (7) Business Days after the date of this Agreement.

4.	Status of Advisor.

Neither this Agreement, nor any transaction under or relating to this Agreement, shall be deemed to create an agency, partnership or joint venture relationship between the parties hereto. The Advisor shall not be an employee of the Company. The Advisor is and shall be an independent contractor. The Advisor shall have neither the power nor the authority to negotiate and/or execute agreements on behalf of the Company, and the Advisor shall not be authorized to bind the Company in any way whatsoever.

5.	No Conflicts.

Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

6.	Indemnification.

The Company and the Sponsor shall jointly and severally indemnify and hold harmless the Advisor and its affiliates and their respective officers, directors, employees and controlling persons (collectively, the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, costs, and expenses, including reasonable attorneys’ fees, arising out of or relating to (i) the Company’s business, including but not limited to the Company’s initial public offering and the Company’s business combination transactions, (ii) the engagement of the Advisor pursuant to, and the provision by the Advisor of the strategic advisory services contemplated by, this Agreement, (iii) any material misstatement or omission contained in any public materials or offering documents issued by the Company, (iv) the Company’s breach of this Agreement or (v) the Company’s fraud, negligence, willful misconduct, or willful misrepresentation in connection with this Agreement; provided, however, that such indemnification shall not apply to the extent such losses are finally determined by a court of competent jurisdiction to have resulted from the Indemnified Persons’ gross negligence, willful misconduct, or knowing violation of law. The indemnification rights provided under this Section 6 shall survive the termination or expiration of this Agreement.

7.	Representations and Warranties of the Sponsor.

The Sponsor represents and warrants that it has full legal capacity and authority to enter into this Agreement and to transfer the Shares to the Advisor hereunder, and is not bound by any agreement, instrument or governmental order prohibiting such transfer. The Sponsor also represents that it is transferring such interests free and clear of all liens and encumbrances other than those created by the terms of the Company’s organizational documents or imposed by applicable federal and state securities laws. The Sponsor further represents and warrants that it has not engaged in any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act of 1933, as amended, with respect to the offer and sale of the Shares.

8.	Confidentiality.

8.1 Confidential Information Defined. The Company may disclose to the Advisor non-public information to further the performance of this Agreement. “Confidential Information” means all information (written or oral) disclosed by the Company, including but not limited to technical, financial and business information relating to the Company’s products, services, processes, profit or margin information, finances, customers, suppliers, marketing, and future business plans. All Confidential Information shall remain the sole property of the Company, and the Advisor shall have no rights to the Confidential Information. The obligations of the Advisor under this Section 8 shall survive the termination of this Agreement.

8.2 Return of Information. At any time during the term of this Agreement or after the expiration of this Agreement, upon written request by the Company, Advisor shall return within three (3) business days all originals and copies thereof of any and all Confidential Information; however Advisor may keep one copy for his files.

8.3 Exceptions. Notwithstanding the other provisions of this Agreement, nothing received by the Advisor shall be considered to be Confidential Information of the Company, if (a) it has been rightfully received by the Advisor from a third party without confidentiality limitations; (b) it is or becomes generally available to the public other than as a result of disclosure by the Advisor in breach of this Agreement; (c) it was known or available to the Advisor prior to its first receipt thereof, as shown by files or other back-up documentation existing at the time of initial disclosure; (d) it is developed by or for the Advisor independently of the information disclosed by the Company or the Sponsor; or (e) it is required to be disclosed in the context of any administrative or judicial proceeding, provided that prior written notice of such required disclosure and an opportunity to oppose or limit disclosure is given to the Company.

8.4 Disclosure of Advisor. Save as agreed under this Agreement, without first obtaining the Advisor’s prior written consent, which consent shall not be unreasonably withheld or delayed, neither the Company nor the Sponsor may use, publish, reproduce, or refer to the Advisor, the name “Black Spade” or any similar name, trademark or logo in any discussion, document or materials, including without limitation for regulatory filings, marketing, advertising, publicity or other purposes, except where use or disclosure is (i) required by law, court order or the listing rules of a recognized stock exchange to which the Company is subject, or (ii) requested by the U.S. Securities and Exchange Commission, in which case the Advisor shall have reasonable opportunity to review, comment and approve such disclosure in advance.

9.	Waiver Against Trust.

The Advisor understands that the Company will establish a trust account (the “Trust Account”) for the benefit of the public shareholders and the underwriters (the “Underwriters”) of the Company’s initial public offering (the “IPO”) and that, except for certain exceptions that will be described in the prospectus for the IPO, the Company may disburse monies from the trust account only: (i) to the public shareholders in the event of the conversion of their shares or the liquidation of the Company; or (ii) to the Company and the Underwriters after consummation of a business combination.

For and in consideration of the Company agreeing to enter into this Agreement, the Advisor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. Notwithstanding the foregoing, nothing in this paragraph 9 shall limit or prohibit the Advisor from pursuing claims against the Company or its representatives with regard to their assets outside the Trust Account or operate as a waiver of any rights or remedies the Advisor may have against the Company or its representatives under this Agreement or applicable law (other than claims against the Trust Account or distributions therefrom).

10.	Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

11.	Entire Agreement.

This Agreement constitutes the entire agreement of the parties hereto in respect of its subject matter.

12.	Governing Law.

This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws principles.

13.	Modification.

This Agreement may not be amended or supplemented at any time unless by a writing executed by the parties hereto.

14.	Headings.

The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

15.	Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or other electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

Company:

RAINROCK ACQUISITION CORP.

By:	/s/ Raymond Qu
Name:	Raymond Qu
Title:	Director

Sponsor:

RAINROCK ACQUISITION MANAGEMENT LLC

By:	/s/ Raymond Qu
Name:	Raymond Qu
Title:	Director

Advisor:

BLACK SPADE ADVISORY INC.

By:	/s/ Kester Ng
Name:	Kester Ng
Title:	Director/ Authorized Signatory

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